UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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5790 Widewaters Parkway

DeWitt, New York 13214-1883

SUPPLEMENT TO NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT DATED APRIL 1, 2020 FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020

To the Shareholders of Community Bank System, Inc.:

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Community Bank System, Inc., a Delaware corporation (the “Company”), to be held on May 20, 2020.

On April 1, 2020, the Company commenced distributing to its Shareholders a Notice of the 2020 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location; Virtual-Only Meeting to be Held

On April 29, 2020, the Company issued a press release announcing that, due to the social distancing restrictions instituted by governmental authorities as a result of the coronavirus (COVID-19) pandemic and in order to protect the health of meeting participants, the Annual Meeting to be held on May 20, 2020 at 3:00 p.m. Eastern Daylight Time, will be held in a virtual format only. Shareholders will not be able to attend the Annual Meeting in person.

To be admitted to the virtual Annual Meeting, Shareholders will visit www.virtualshareholdermeeting.com/CBU2020, and must enter the 16-digit voting control number found on their proxy card and voting instruction form previously received. Shareholders will be able to listen to the meeting live, vote and submit questions. The Company encourages Shareholders to access the meeting prior to the start time. Online check-in will begin at 2:45 p.m. Eastern Daylight Time. Shareholders should allow ample time for check-in procedures. If Shareholders encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be available at www.virtualshareholdermeeting.com/CBU2020.

As described in the Notice and Proxy Statement, Shareholders at the close of business on the record date, March 23, 2020, are entitled to attend the Annual Meeting. Shareholders may vote during the Annual Meeting by following the instructions available on the meeting website. Whether or not Shareholders plan to participate in the virtual-only Annual Meeting, the Company urges Shareholders to vote and submit their proxies in advance of the Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the Notice and Proxy Statement previously distributed will not be updated to reflect the change to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting.

If you have already voted, you do not need to take any action unless you wish to change your vote.

A list of Shareholders of record will be available during the virtual Annual Meeting for inspection by Shareholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/CBU2020.

The Company currently intends to return to an in-person Shareholder Meeting format in the future.

By Order of the Board of Directors

Danielle M. Cima

Secretary

April 29, 2020

Additional Information about the Virtual Annual Meeting

ATTENDANCE AND PARTICIPATION

The Company’s virtual Annual Meeting will be conducted on the Internet via a live webcast. Shareholders will be able to participate online and submit their questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBU2020. Shareholders will be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, Shareholders will need the 16-digit control number included in their proxy materials. The Annual Meeting will begin promptly at 3:00 p.m. EDT. The Company encourages Shareholders to access the Annual Meeting prior to the start time and allow ample time for check-in procedures. Online access will begin at 2:45 p.m. EDT.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear the streaming audio prior to the start of the Annual Meeting.

QUESTIONS

Shareholders may submit questions during the Annual Meeting. If a Shareholder wishes to submit a question, he or she may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CBU2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting and related to the Company’s business presentation will be answered during the Annual Meeting, subject to time constraints.

Additional information regarding the ability of Shareholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/CBU2020.

TECHNICAL DIFFICULTIES

Information regarding technical support, including toll free phone resources during the virtual Annual Meeting, will be available at www.virtualshareholdermeeting.com/CBU2020.